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APPEARS HERE]
--Registered Trademark--




                           AIM AGGRESSIVE GROWTH FUND
                               AIM BLUE CHIP FUND
                             AIM MID CAP GROWTH FUND
                             AIM PREMIER EQUITY FUND
                          AIM SMALL COMPANY GROWTH FUND
                               AIM WEINGARTEN FUND


February 23, 2006

Dear Shareholder:

We are writing to inform you that we have not received your vote for the February 28, 2006 Special Meeting of Shareholders. In an effort to avoid incurring any further expenses, we are asking you to please take a moment right now to submit your vote.

Your vote is important, regardless of the number of shares you own. Please take the time to vote today!

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        Call us Toll-Free at 1-888-684-2426 to speak with a Proxy Voting
            Specialist who will assist you with voting your shares.

        Representatives are available to answer your questions and assist you with voting Monday through Friday between the hours of 9:30 a.m. and 9:00 p.m., Saturday from 10:00 p.m. to 6:00 p.m. and Sunday from 12:00 p.m. to 4:00 p.m. Eastern Time.

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        For your convenience, you may also choose one of the following methods to vote your shares:

        BY INTERNET.
           Visit www.aiminvestments.com/proxy and enter the control number located on your proxy card.

        BY TOUCH-TONE PHONE.
           Dial the TOLL-FREE NUMBER found on your proxy card and follow the simple instructions.

        BY PRIORITY MAIL.
           Sign and date the enclosed proxy card and return using the provided Federal Express envelope. To use this return envelope, simply call Federal Express at 1-800-463-3339. Federal Express will pick up the envelope at your location. There is no charge for either the phone call or the pick-up.


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             YOUR VOTE IS IMPORTANT; PLEASE VOTE YOUR SHARES TODAY.